Exhibit 99.1

FOR IMMEDIATE RELEASE     NYSE American – REI

RING ENERGY PROVIDES OPERATIONAL UPDATE
Amended to Correct Wells Drilled in First Quarter 2025
~ Announces Timing of First Quarter Earnings Conference Call ~
The Woodlands, TX – April 18, 2025 – Ring Energy, Inc. (NYSE American: REI) (“Ring” or the “Company”) today provided an operational update, including first quarter 2025 oil sales volumes above the high end of the Company’s guidance range and total sales volumes above the midpoint of guidance. The Company also announced the timing of Ring’s quarterly results conference call.
KEY HIGHLIGHTS
Produced over 12,000 barrels of oil per day (“Bo/d”), exceeding high end of guidance;
Produced over 18,300 barrels of oil equivalent per day (“Boe/d”), exceeding the midpoint of guidance;
Oil production outperformance was driven by the success of Ring's drilling program, featuring 7 wells (4 horizontal and 3 vertical wells) coming online, all surpassing the Company's pre-drill estimates;
Completed the acquisition of the Central Basin Platform (“CBP”) assets of Lime Rock Resources IV, LP (“Lime Rock”) on March 31, 2025;
oHighly accretive transaction provides immediate and meaningful increased cash flow from shallow declining, long life, oil weighted assets;
oRealized initial operational synergies by reducing LOE over 5%;
oProduction during the first two weeks of Ring’s operations exceeded expectations by over 200 Boe/d, averaging over 2,500 Boe/d; and
Company has over 6,300 barrels of oil per day hedged with weighted average downside protection of $64.44 per barrel for the remainder of the year, as of April 1, 2025.
Mr. Paul D. McKinney, Chairman of the Board and Chief Executive Officer, commented, “The first quarter has set a strong foundation for 2025, and we look forward to sharing our full results in early May. Despite some initial weather-related downtime, we are pleased to report that oil sales volumes surpassed our highest projections, thanks to the outstanding performance of the wells drilled this quarter. Every well not only met but exceeded our pre-drill expectations, showcasing our operational excellence. Additionally, we successfully completed our Lime Rock asset acquisition before the quarter's end, and we are actively integrating these new properties into our portfolio—yielding an impressive 200 Boe/d increase over earlier estimates during the first two weeks of operations. We are confident that these achievements will propel us toward continued success in the upcoming months.”
Mr. McKinney concluded, “Our value-focused and proven strategy is designed to effectively navigate both high and low commodity price cycles, emphasizing the generation of free cash flow, maintaining a disciplined capital spending program, and prioritizing debt reduction. The flexibility in our contracting terms with drilling rigs and oil field service providers empowers us to quickly adapt our capital spending to stay aligned with our objectives. Our steadfast, value-focused strategy ensures we maintain the discipline and agility needed to navigate price volatility, positioning the Company for enduring success.”
First Quarter Earnings Conference Call
Ring plans to issue its first quarter 2025 earnings release after the close of trading on Wednesday, May 7, 2025. The Company has scheduled a conference call on Thursday, May 8, 2025 at 11:00 a.m. central standard time to discuss its first quarter 2025 operational and financial results. To participate, interested parties should dial 833-953-2433 at least five minutes before the call is to begin. Please reference the “Ring Energy First Quarter 2025 Earnings Conference Call”. International callers may participate by dialing 412-317-5762. The call will also be webcast and available on Ring’s website at www.ringenergy.com under “Investors” on the “News & Events” page. An audio replay will also be available on the Company’s website following the call.
ABOUT RING ENERGY, INC.
Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the development of its Permian Basin assets. For additional information, please visit www.ringenergy.com.
SAFE HARBOR STATEMENT
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects, including: expected first quarter 2025 sales volumes and capital projects activity levels; the potential impact of and the Company’s efforts to manage commodity price volatility through targeted contracting, hedging and other Company-directed strategies; and, the expected benefits and related timing afforded by the recent completion for the Lime Rock acquisition – all of which are designed to further position the Company for long-term success. The forward-looking statements include the Company’s ability to execute its proven strategy designed to further position the Company for long-term success. Forward-looking statements are based on current expectations and subject to numerous assumptions and analyses made by Ring and its management considering their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2024, and its other SEC filings. Ring undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.
CONTACT INFORMATION
Al Petrie Advisors
Al Petrie, Senior Partner
Phone: 281-975-2146
Email: apetrie@ringenergy.com
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